1347 PROPERTY INSURANCE HOLDINGS, INC. ANNOUNCES
2014 FIRST QUARTER FINANCIAL RESULTS

Tampa, FL - May 15, 2014 - 1347 Property Insurance Holdings, Inc. (NASDAQ:PIH) (“PIH” or “the Company”), a property and casualty insurance holding company offering homeowners’ and dwelling insurance to individuals in Louisiana through its wholly-owned subsidiary, Maison Insurance Company (“Maison”), today announced financial results for its first quarter ended March 31, 2014.

Management Comments
Douglas N. Raucy, Chief Executive Officer, commented, “We are very pleased to report a strong first quarter, with significant increases in direct premiums written within our core Louisiana market.  We improved our underwriting profitability, recording a 45.3% combined ratio for the quarter.  We believe the Company is properly positioned to continue its growth.”

Financial Highlights
(unless noted all financial comparisons are to the prior-year quarter)

•	The Company reported net income of $1.7 million for the first quarter of 2014, compared to net loss of $1.0 million.

•
On March 31, 2014, PIH completed its initial public offering (“IPO”), generating approximately $15.1 million in net proceeds. The number of shares outstanding of the Company’s common stock as of May 15, 2014 was 3,483,125.

•	Direct premiums written were $5.7 million, compared to $0.4 million.

•	Policies in force increased 20.9% to 13,900 at March 31, 2014 from 11,500 at December 31, 2013, and also increased 396.4% from 2,800 at March 31, 2013.

•	Combined ratio was 45.3%, compared with 263.0% in the first quarter of 2013, which included $1.8 million in losses arising from a hail event in February 2013.

About 1347 Property Insurance Holdings, Inc.
1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. In December 2012, the Company began providing property and casualty insurance to individuals in Louisiana through its wholly-owned subsidiary Maison Insurance Company. The Company’s insurance offerings currently include homeowners’ insurance, manufactured home insurance and dwelling fire insurance. The common shares of PIH are listed on The NASDAQ Capital Market under the trading symbol "PIH."

Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013
Revenues:
Net premiums earned	$4,114	$915
Net investment income	4	21
Other income	55	—
Total revenues	4,173	936
Expenses:
Net losses and loss adjustment expenses	384	1,847
Amortization of deferred policy acquisition costs	881	203
General and administrative expenses	601	356
Total expenses	1,866	2,406
Income (loss) before income tax expense (benefit)	2,307	(1,470)
Income tax expense (benefit)	604	(504)
Net income (loss)	$1,703	$(966)
Less: Beneficial conversion feature on convertible preferred shares	500	—
Net income (loss) attributable to common shareholders	$1,203	$(966)
Earnings (loss) per share – net income (loss) attributable to common shareholders:
Basic:	$1.17	$(0.97)
Diluted:	$1.17	$(0.97)
Weighted average shares outstanding (in '000s):
Basic:	1,028	1,000
Diluted:	1,028	1,000

Consolidated Statements of Comprehensive Income (Loss)

Net income (loss)	$1,703	$(966)
Other comprehensive loss, net of taxes:
Unrealized losses on fixed income securities:
Unrealized losses arising during the period	(3)	—
Reclassification adjustment for amounts included in net income (loss)	—	—
Other comprehensive loss	(3)	—
Comprehensive income (loss)	$1,700	$(966)

Consolidated Balance Sheets
(in thousands, except per share data)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Investments:
Fixed income securities, at fair value (amortized cost of $3,535 and $301, respectively)	$3,530	$301
Short-term investments, at cost which approximates fair value	100	100
Total investments	3,630	401
Cash and cash equivalents	18,330	15,007
Premiums receivable, net of allowance for doubtful accounts of $2 and $0, respectively	1,813	3,805
Other receivables, net of allowance for doubtful accounts of $0 and $0, respectively	15,939	—
Ceded unearned premiums	526	1,126
Deferred policy acquisition costs	2,042	1,925
Net deferred income taxes	508	571
Other assets	66	343
Total Assets	$42,854	$23,178
Liabilities and Shareholders' Equity

Liabilities:
Loss and loss adjustment expense reserves	$405	$354
Unearned premium reserves	11,647	11,004
Ceded reinsurance premiums payable	100	50
Agent commissions payable	350	254
Premiums collected in advance	718	213
Payable to related party	932	2,668
Current income taxes payable	539	—
Accrued expenses and other liabilities	1,471	753
Total Liabilities	$16,162	$15,296
Shareholders' Equity:
Preferred stock, $25.00 par value; 1,000,000 shares authorized; zero issued and outstanding at March 31, 2014 and December 31, 2013, respectively	$—	$—
Common stock, $0.001 par value; 10,000,000 shares authorized; 3,483,125 and 1,000,000 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	3	1
Additional paid-in capital	26,357	8,749
Retained earnings (accumulated deficit)	335	(868)
Accumulated other comprehensive loss	(3)	—
Total Shareholders' Equity	26,692	7,882
Total Liabilities and Shareholders' Equity	$42,854	$23,178

NON-U.S. GAAP FINANCIAL MEASURES
We assess our results of operations using certain non-U.S. GAAP financial measures, in addition to U.S. GAAP financial measures. These non-U.S. GAAP financial measures are defined below. We believe these non-U.S. GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating performance in the same manner as management does.

The non-U.S. GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, any financial measures prepared in accordance with U.S. GAAP. Our non-U.S. GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how we define our non-U.S. GAAP financial measures.

Underwriting Ratios
The Company, like many insurance companies, analyzes performance based on underwriting ratios such as loss ratio, expense ratio and combined ratio. The loss ratio is derived by dividing the amount of net losses and loss adjustment expenses by net premiums earned. The expense ratio is derived by dividing the sum of amortization of deferred policy acquisition costs and general and administrative expenses by net premiums earned. All items included in the loss and expense ratios are presented in the Company’s U.S. GAAP financial statements. The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio below 100% demonstrates underwriting profit whereas a combined ratio over 100% demonstrates an underwriting loss.

	For the quarters ended
	March 31, 2014	March 31, 2013
Components of Combined Ratio
Loss ratio (1)	9.3%	201.9%
Expense ratio (2)	36.0%	61.1%
	45.3%	263.0%

(1) Derived by dividing net losses and loss adjustment expenses of $384 thousand by net premiums earned of $4,114 thousand for March 31 2014, and by dividing net losses and loss adjustment expenses of $1,847 thousand by net premiums earned of $915 thousand for March 31 2013.

(2) Derived by dividing the sum of amortization of deferred policy acquisition costs of $881 thousand and general and administrative expenses of $601 thousand by net premiums earned of $4,114 thousand for March 31, 2014, and by dividing the sum of amortization of deferred policy acquisition costs of $203 thousand and general and administrative expenses of $356 thousand by net premiums earned of $915 thousand for March 31, 2013.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as

"expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements.  For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.  Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about 1347 Property Insurance Holding, Inc., including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, can be found at the U.S. Securities and Exchange Commission's website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

CONTACT:                      -OR-        INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.        The Equity Group Inc.
Douglas N. Raucy                        Adam Prior
Chief Executive Officer                        Senior Vice President
(225) 361-8747 / draucy@maisonins.com            (212) 836-9606 / aprior@equityny.com